                                                                  EXHIBIT 3(i).2


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SPATIAL TECHNOLOGY INC.

         Bruce Morgan hereby certifies that:

         1. He is the duly elected and acting President of Spatial Technology Inc., a Delaware corporation.

         2. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on July 7, 1986, under the name of New Corporation, Inc. The Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on October 23, 1996.

         3. The Board of Directors of this corporation has duly approved this Certificate of Amendment to the Restated Certificate of Incorporation.

         4. This Certificate of Amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and all stockholders of this corporation.

         5. The Restated Certificate of Incorporation of this corporation is hereby amended as follows: Article One is hereby deleted in its entirety and replaced with the following:

              "Article I

              The name of this corporation is PlanetCAD Inc."

         IN WITNESS WHEREOF, Spatial Technology Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary on this 14th day of November 2000.

                                      SPATIAL TECHNOLOGY INC.

                                      /s/ Bruce Morgan
                                      --------------------------------------
                                      Bruce Morgan
                                      President

Attest:

By:  /s/ Todd S. Londa
   --------------------------------
   Todd S. Londa
   Secretary